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EXHIBIT 3.1C


          DEAN HELLER
          SECRETARY OF STATE
[SEAL]    204 NORTH CARSON STREET, SUITE 1
          CARSON CITY, NEVADA 89701-4299
          (775) 684 5708
          WEBSITE: SECRETARYOFSTATE.BIZ


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           CERTIFICATE OF AMENDMENT
      (PURSUANT TO NRS 78.385 and 78.390)
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IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.
ABOVE SPACE I5 FOR OFFICE USE ONLY

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
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                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation:

     MicroIslet, Inc.

2. The articles have been amended as follows (provide article numbers, available):

Article 4 of the Articles of Incorporation is amended in its entirety to read as follows:

         4.       Authorized Shares:

A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue one hundred ten million (110,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($0.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($0.001).

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the corporation laws of the State of (please see Attachment A for continuation of amendment language)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 64%

4. Effective date of filing (optional):

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                 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):           /S/ JOHN F. STEEL IV
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*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES. SEE ATTACHED FEE SCHEDULE.

                                  Nevada Secretary of State AM 78.385 Amend 2003
                                                            Revised on: 11/03/03

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                    ATTACHMENT A TO CERTIFICATE OF AMENDMENT



Nevada, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.


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